EXHIBIT I

              FORM OF MONTHLY SALES, HEADCOUNT AND INVENTORY REPORT
                     As of [10th day of each calendar month]
  (prepared on a consolidated basis including Global Payment Technologies, Inc.
                       and its consolidated Subsidiaries)

Summary of GPT Monthly Sales Forecast

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                    (A)                (B)               (C)               (D)              (E)             (F)             (G)

  As of Date        Act            Booked & or        Booked &             Addl            Total         Forecast          Booked
               Q[1][2][3][4]         Shipped         or Shipped          Forecast      Q[1][2][3][4]       Total         Outside Of
                    sales         Q[1][2][3][4]     Q[1][2][3][4]     Q[1][2][3][4]       (sum of           FY         Q[1][2][3][4]
                 (designate        (designate        (designate         (designate       columns C        (sum of        (bookings
                  for each             for            for then           for then          and D)       columns A,      for quarters
                  quarter          immediately         current           current                         B and E)        after then
                 completed          preceding          quarter           quarter                                          current
                 other than          quarter            only)             only)                                           quarter)
                  quarter             only)
                 covered in
                 column B)
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
(the 10th day
  of each
   month)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Head Count

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  As of Date           Actual           Budget
----------------------------------------------
(last day of
immediately
prior month)
----------------------------------------------

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Inventory - Projected at Quarter End (excludes product development costs)

--------------------------------------------------------------------------------
 As of Date                       Mar         June         Sep         Dec
--------------------------------------------------------------------------------
(10th day of
 each month)
--------------------------------------------------------------------------------

                            NOTICE AND ACKNOWLEDGMENT
                              OF SECURITY INTEREST

Global Payment Technologies Holdings (Proprietary) Limited

Re:   Global Payment Technologies, Inc.

Gentlemen:

      Pursuant to a Credit Agreement dated as of September 10, 2002, Global Payment Technologies, Inc. ("GPT') will receive loans and financial accommodations from JPMorgan Chase Bank ("JPMorgan") (such credit agreement, as the same may be amended, restated or otherwise modified, from time to time, the "Credit Agreement"). To secure GPT's obligations under the Credit Agreement GPT has granted JPMorgan a security interest in its accounts, including, without limitation, all of GPT's accounts receivable.

      We hereby request your acknowledgment and agreement that upon notice from JPMorgan stating that an Event of Default has occurred under the Credit Agreement you shall make all payments then due and owing, and thereafter due and owing, by you to GPT, whether with respect to the purchase of goods and services or otherwise, directly to JPMorgan, without setoff, defense or counterclaim, to the address set forth below or such other address as JPMorgan may designate in such notice:

                               JPMorgan Chase Bank
                             395 North Service Road
                            Melville, New York 11747
        Attention: Relationship Manager-Global Payment Technologies, Inc.

      Further, we hereby request your acknowledgment and agreement that (i) after receipt of such notification you may discharge your obligation with respect to all amounts owing by you to GPT by paying JPMorgan and may not discharge that obligation by paying GPT, and (ii) any term in any agreement between GPT and you is ineffective to the extent that it prohibits, restricts or requires your consent to the assignment or the transfer of, or the creation of security interest in, amounts owing by you to GPT, or provides that any such action constitutes a default under any agreement between you and GPT. You acknowledge that JPMorgan will be relying on this Notice and Acknowledgment of Security Interest in extending credit to GPT and, accordingly, is intended to be the beneficiary hereof and shall have the right to enforce to your agreements herein.

      This Notice and Acknowledgment of Security Interest may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one in the same Notice and Acknowledgment of Security Interest. This Notice and Acknowledgment of Security Interest may not be amended except in an agreement in writing signed by you, GPT and JPMorgan.

      Please indicate your acknowledgment and agreement to the foregoing by signing in the space provided below.

                                         GLOBAL PAYMENT TECHNOLOGIES, INC.

                                         By: __________________________________
                                         Name:
                                         Title:


Acknowledged and Agreed

GLOBAL PAYMENT TECHNOLOGIES HOLDINGS
(PROPRIETARY) LIMITED

By: __________________________________
Name:
Title:


Acknowledged

JPMORGAN CHASE BANK

By: __________________________________
Name:
Title:


                                      -2-